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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  GLIATECH INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                 34-1587242
               --------                                 ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

23420 Commerce Park Road, Cleveland, Ohio                 44122
-----------------------------------------                 -----
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [  ]                                 box.  [X]


Securities Act registration statement file number to which this form relates:
      n/a
 ------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                           Name of Each Exchange on Which
 to be so Registered                           Each Class is to be Registered
 -------------------                         ----------------------------------
        n/a                                               n/a

Securities to be registered pursuant to Section 12(g) of the Act:

                      Rights to Purchase Preferred Shares
                      -----------------------------------
                                (Title of class)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            On May 29, 2000, the Board of Directors of Gliatech Inc. (the "Company") approved Amendment No. 2, dated as of May 29, 2000 (the "Amendment"), to the Rights Agreement, dated as of July 1, 1997, as amended (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of May 29, 2000, among the Company, Guilford Pharmaceuticals Inc. ("Guilford"), and St. John Development Corp., a wholly owned subsidiary of Guilford.

            The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.


ITEM 2.     EXHIBITS.


Number      Description
------      -----------

  4.1 Amendment No. 2, dated as of May 29, 2000, to the Rights Agreement, dated as of July 1, 1997, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed June 2, 2000).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              GLIATECH INC.


                              By: /s/ Rodney E. Dausch
                                  ----------------------------
                                  Name:  Rodney E. Dausch
                                  Title: Chief Financial Officer,
                                         Secretary, and
                                         Executive Vice President - Finance


Date:  June 2, 2000




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                                  EXHIBIT INDEX
                                  -------------



Number      Description
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  4.1       Amendment No. 2, dated as of May 29, 2000, to the Rights Agreement, dated as of July 1, 1997, as amended, between the Company and American Stock Transfer & Trust Company, as Rights Agent
            (incorporated herein by reference to Exhibit 4.1 to the Company's
            Current Report on Form 8-K, filed June 2, 2000).